Exhibit 10.7

Strategic Cooperation Agreement

Party A: Guangxi Yulin Kingtitan Technology Co., Ltd. (hereinafter referred to as “Party A”)

Party B: Fujian Anyuan Rubber Technology Co., Ltd (hereinafter referred to as “Party B”)

Based on good trust and long-term development strategy considerations, Party A and Party B decided to join forces and work together to cooperate on the processing of Kingtitan environmentally friendly non-explosive tires. Both parties have formed an in-depth strategic partnership with excellent corporate concepts and professionalism, and in the spirit of cooperation of “mutual benefit, mutual benefit, stability, long-term, efficient, and high quality”. After friendly consultations between the two parties, the following consensus has been reached:

1.0 Cooperation Program

1.1 Purpose of cooperation

The purpose of cooperation between Party A and Party B is to create a win-win and sustainable development strategic partnership through close cooperation between the two parties.

1.2 Objectives of cooperation

Both parties believe that this strategic cooperation can help both parties further improve overall operational efficiency, reduce operating costs, improve and enhance the process technology, product quality and development sequence of air-free environmentally friendly tire-related products, and realize the future market expansion strategies of both parties. Gain market share and create greater business value for both parties.

1.3 Cooperation contents

1.3.1 Party A determines that Party B will be its important production and processing base for air-free environmentally friendly tire molds and products in the future. Party A agrees that Party B will intervene from the beginning of the product project and fully participate in the entire process of Party A’s related molds from design to final shipment, including but not limited to proofing, mold testing and other work.

1.3.2 Party B provides production and technical services to Party A ; all products of Party B are provided to Party A at preferential cooperation prices lower than similar products in the market .

1.3.3 Party A provides guidance, support and other technical support for Party B’s enterprise development, brand building, technology research and development, etc.

1.4 Duration of cooperation

The term of the partnership between the parties is three years, from February 23, 2022 to February 22, 2025.

GUANGXI YULIN KINGTITAN TECHNOLOGY CO,. LTD.

2.0 Rights and obligations of the cooperating parties

Both parties to the strategic cooperation need to work together in order to achieve the desired results, so it is necessary to stipulate the rights and obligations of both parties as follows.

2.1 Rights of A and B

(1). Both A and B have the right to require the other party to provide services as promised;

(2). Party A has the right to claim financial compensation for the economic loss caused by Party B’s failure to fulfill the relevant agreements and confidentiality duties;

(3). Party B only has the right to process Party A’s products, but does not have the right to sell Party A’s products.

2.2 Obligations of A and B

(1) Both Party A and Party B have the obligation to perform as scheduled in accordance with this agreement;

(2) Party A has the obligation to provide relevant technical support to Party B;

(3) Party A should make full use of its industry influence and strategic partnership to provide Party B with the obligation to process relevant orders for Party A’s products;

(4) Part B bears the obligation to keep confidential the technical secrets and business secrets provided by Party A;

(5) For new products designed by Party A, Party B shall be obliged to provide various technical support including sampling, production, quality inspection, etc.

3.0 Annexes to the Agreement

If there are any imperfections in the cooperative business and related commercial terms under this agreement, both parties will issue a separate written explanation after friendly negotiation , which will be an attachment to this agreement and shall be an integral part of this agreement. Unless otherwise specified, all terms of this Agreement shall also apply to the attachments to the Agreement. If the terms in the attachment conflict with this Agreement, the instructions in the attachment shall prevail. The specific matters concerning a certain cooperation content between the two parties, including work processes, cooperation time, settlement models, and issues that need to be discussed together and of common concern, will be signed in the attachment after friendly negotiation and agreement between the two parties.

4.0 force majeure

4.1 If a force majeure event occurs that seriously hinders either party A or B from performing its obligations under the agreement, and such force majeure event makes it impossible to achieve the purpose of the contract, the party shall notify and inform the other party without any delay about its performance of the contract obligations or the performance of part of the contract obligations. The extent of the impact shall also be certified by an authoritative agency.

4.2 If this agreement needs to be terminated early due to reasons of either Party A or Party B , the party terminating the agreement needs to apply in writing to the other party three months in advance.

GUANGXI YULIN KINGTITAN TECHNOLOGY CO,. LTD.

5.0 Representations and Warranties

5.1 Party B’s statement and warranty to Party A

Party B is a legally established and validly existing company;

Party B has the business qualifications that the scope of business cooperation complies with relevant national laws and regulations.

5.2 Party A declares and warranties to Party B

Party A is a legally established and validly existing company;

Party A has the business qualifications that the scope of business cooperation complies with relevant national laws and regulations.

6.0 Confidentiality Provisions

Without the written consent of the other party, neither party shall disclose the contents of this Agreement and all products, technologies, designs and other related matters to any third party in any way. This confidentiality clause shall not be invalidated by the termination of the cooperation between the parties. Within two years after the termination of the cooperation between the two parties, this confidentiality clause is still binding on both parties. If Party B leaks Party A’s secrets or information, Party A has the right to directly deduct Party B’s money as compensation according to the actual situation, and Party A has the right to impose a fine on Party B, which shall not be less than RMB 500,000 yuan or twice of the actual economic loss.

7.0 Other

This cooperation agreement shall take effect from the date of signature and sealing by both parties. This agreement is made in two copies, each party holding one copy, and shall have the same legal effect.

8.0 Dispute Resolution

All disputes arising from the execution of this agreement or related to this agreement shall be resolved by Party A and Party B through friendly negotiation. If the dispute cannot be resolved after negotiation , either party may file a lawsuit with the court where Party A is located .

Party A:

Company stamp: /s/ Guangxi Yulin Kingtitan Technology Co., Ltd.

Stamp date:

Signature of legal person or authorized representative: /s/ Qi GUO

Signature date: February 23, 2022

Party B:

Company stamp: /s/ Fujian Anyuan Rubber Technology Co., Ltd

Stamp date:

Signature of legal person or authorized representative: /s/ Hui YANG

Signature date: February 23, 2022

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